UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2010

Solar Energy Initiatives, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-148155	20-5241121
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification Number)

818 A1A North
Suite 201
Ponte Vedra Beach, Florida 32082
(Address of principal executive offices)

(904) 644-6090
 (Registrant's telephone number, including area code)

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, NY 11570
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of CertainOfficers

On May 3, 2010, Mark I. Lev was appointed as a director of Solar Energy Initiatives, Inc. (the "Company").  Mr. Lev does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.  Except as disclosed herein, Mr. Lev has not entered into a transaction, nor is there any proposed transaction, between Mr. Lev and the Company in which Mr. Lev has received direct or indirect compensation in excess of $120,000.  From March 10, 2010 through April 26, 2010 the Company completed a private equity offering (the “Offering”) between the Company and various accredited investors for aggregate proceeds of $700,000.  The Company compensated Sandgrain Securities Inc. (“SandGrain”), as placement agent of the Offering by paying them commissions in the aggregate amount of $72,000 and issuing them 311,111 shares of common stock and warrants to purchase 311,111 shares of common stock.  Mr. Lev is a registered broker through SandGrain and renders all of his money management, brokerage and investment banking related activities through SandGrain.  There is no material plan, contract or arrangement between the Company and Mr. Lev nor has any agreement been amended or any grant or award been triggered as a result of Mr. Lev accepting this position.

Mr. Lev is the Founder, Chairman and CEO of Wellfleet Partners, Inc. (“Wellfleet”).  He began his Wall Street career, after graduating law school, at Emanuel and Company in 1984 as the Vice President of Corporate Finance and Corporate Counsel. He then founded and served as the Chief Executive Officer, Corporate Counsel and Member of the Board of Directors of Global Capital Group, Inc. and Global Capital Securities, Inc., a publicly traded investment and merchant banking brokerage firm. Upon the sale of his interest, he then founded and served as the Chairman of the Board and Chief Executive Officer of First Asset Management Inc. ("FAM"), a full service investment and merchant banking brokerage firm until September 1998.  M.S. Farrell & Company, Inc. acquired substantially all the assets of FAM for various consideration. In 1998, he founded Wellfleet, a boutique investment and merchant banking, venture capital, financial services and advisory-consulting firm. Wellfleet, through its current affiliated broker-dealer, provides advisory and consulting services to a broad range of private and public, small to medium sized national, as well as internationally based growth companies. It has strategic partnerships with fellow bankers and consultants in London, England, Renana and Tel Aviv Israel, Dublin, Ireland, Miami & Boca Raton Florida, Southern & Northern California and an office in Beijing, China with MRM Finance. In late 2008, Mr. Lev became affiliated with SandGrain, a seventeen year old broker-dealer principally located in New York, NY.  SandGrain is a FINRAISIPC regulated financial services and brokerage firm. Mr. Lev is registered through SandGrain and renders all of his money management, brokerage and investment banking related activities through SandGrain.  Prior to beginning his career on Wall Street, Mr. Lev practiced law at a New York based law firm and interned as a law and legislative clerk at the State Capital in Albany, New York. He is a graduate of Queens College of the City University of New York and the Boston University School of Law, is a member of the American Bar Association, holds series 7 and 63 securities licenses and serves on the board of directors of several companies and non-profit organizations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR ENERGY INITIATIVES, INC.

Date: May 7, 2010	By:	/s/ David Fann
David Fann
Chief Executive Officer